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                                                                    Exhibit 10.6

                                 CIDERA, INC.
                          2000 EQUITY INCENTIVE PLAN


                            STOCK OPTION AGREEMENT
                  (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)

     Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Cidera, Inc. (the "Company") has granted you an option under its 2000 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the earlier of (i) the date of a violation on your part of any proprietary information, inventions, non-solicitation and/or non-competition agreements that exist between you and the Company, or (ii) termination of your Continuous Service.

     2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

     3. Exercise prior to Vesting ("Early Exercise"). If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

          (a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

          (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement; and

          (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.
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     4.   ISO Exercise Limitation.

          (a) The aggregate Fair Market Value of the shares of Common Stock with respect to which you may exercise your option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares of Common Stock subject to any other options designated as Incentive Stock Options and granted to you under any stock option plan of the Company or an Affiliate prior to the Date of Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed $100,000 (the "ISO Exercise Limitation") unless applicable law requires that your option be exercisable sooner./1/

          (b) Notwithstanding the provisions of paragraph 4(a), if the ISO Exercise Limitation would prevent you from exercising your option as to vested shares, then the ISO Exercise Limitation shall terminate as to such vested shares as such shares vest, and you may exercise your option as to such vested shares. Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of vested shares of Common Stock subject to your option that would otherwise exceed the ISO Exercise Limitation.

          (c) The ISO Exercise Limitation shall terminate, and you may fully exercise your option, as to all shares of Common Stock subject to your option for which your option would have been exercisable in the absence of the ISO Exercise Limitation upon the earlier of the following events:

               (i)   the date of termination of your Continuous Service,

               (ii) the day immediately prior to the effective date of a Change in Control (as defined in the Plan) in which your option is not assumed or substituted for as provided in the Plan, or

               (iii) the day that is ten (10) days prior to the Expiration Date of your option.

Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of shares of Common Stock subject to your option that would otherwise then exceed the ISO Exercise Limitation.

     5. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

__________________________
/1/ For purposes of this provision, your options designated as Incentive Stock Options shall be taken into account in the order in which they were granted to you, and the Fair Market Value of shares of Common Stock shall be determined as of the time the option with respect to such shares of Common Stock is granted. If Section 422 of the Code is amended to provide for a different limitation from that set forth in this provision, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code.

                                      2.
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          (a)  In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

          (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

          (c)  Pursuant to the following deferred payment alternative:

               (i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company's election, upon termination of your Continuous Service.

               (ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.

               (iii) At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

               (iv) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

     6. Whole Shares. You may exercise your option only for whole shares of Common Stock.

                                      3.
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     7.   Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

     8. Term. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

          (a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

          (b) twelve (12) months after the termination of your Continuous Service due to your Disability;

          (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

          (d) the date of a violation on your part of the terms of any proprietary information, inventions, non-solicitation and/or non-competition agreements that exist between you and the Company;

          (e)  the Expiration Date indicated in your Grant Notice; or

          (f)  the day before the tenth (10th) anniversary of the Date of Grant.

     If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

                                      4.
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     9.   Exercise.

          (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

          (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

          (d) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.

     10. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     11. Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your option are subject to the right of first refusal described below. The Company's right of first refusal shall expire on the Listing Date as defined in the Plan.

          (a) Prior to the Listing Date, you may not validly transfer (as hereinafter defined) any shares of stock purchased on exercise of the option, or any interest in such shares,

                                      5.
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unless such transfer is solely for cash consideration and is made in compliance with the following provisions:

               (i) Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Company. Such notice shall specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee and the other terms and conditions of the proposed transfer. The date such notice is mailed shall be hereinafter referred to as the "notice date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror." If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of this option shall be immediately subject to the Company's Right of First Refusal with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

               (ii) For a period of thirty (30) calendar days after the notice date, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in subsection 11(a)(iii) ("Right of First Refusal"). The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said thirty (30) days.

               (iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal shall be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under subsection 11(a)(i)). The Company's notice of exercise of its Right of First Refusal shall be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company shall acquire full right, title and interest to all of the Offered Shares.

               (iv) If, and only if, the option given pursuant to subsection 11(a)(ii) is not exercised, the transfer proposed in the notice given pursuant to subsection 11(a)(i) may take place; provided, however, that such transfer must, in all respects, be exactly as proposed in said notice except that such transfer may not take place either before the tenth (10th) calendar day after the expiration of said 30-day option exercise period or after the ninetieth
(90th) calendar day after the expiration of said 30-day option exercise period, and if such transfer has not taken place prior to said ninetieth (90th) day, such transfer may not take place without once again complying with subsection 11(a).

          (b) As used in this Section 11, the term "transfer" means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company's stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution.

                                      6.
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          (c)  None of the shares of the Company's stock purchased on exercise of this option shall be transferred on the Company's books nor shall the Company recognize any such transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of stock purchased on exercise of this option shall bear an appropriate legend referring to the transfer restrictions imposed by this Section 11.

          (d) To ensure that shares subject to the Company's Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificate(s) evidencing the shares that you purchase upon exercise of this option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificate(s) in escrow. As soon as practicable after the expiration of the Company's Right of First Refusal, the agent shall deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company's exercise of its Right of First Refusal, the notices required to be given to you shall be given to the escrow agent, and any payment required to be given to you shall be given to the escrow agent. Within thirty (30) days after payment by the Company for the Offered Shares, the escrow agent shall deliver the Offered Shares that the Company has repurchased to the Company and shall deliver the payment received from the Company to you.

     12.  Right of Repurchase.

          (a) The Company shall have the right to repurchase all or any part of the shares received pursuant to the exercise of your option (a "Repurchase Right") on the terms and conditions below.

          (b) The Company may elect (but is not obligated) to repurchase all or any part of the vested and unvested shares you received pursuant to this option (the Company's "Repurchase Right"). If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership or the shares acquired upon exercise of this option shall be immediately subject to this Repurchase Right with the same force and effect as the shares subject to this Repurchase Right immediately before such event.

          (c) The Company's Repurchase Right shall be exercisable only within the ninety (90) day period following a Repurchase Event, or such longer period as may be required to avoid a charge to earnings for financial accounting purposes or as otherwise agreed to by the Company and you (the "Repurchase Period"). Each of the following events shall constitute a "Repurchase Event":

               (i) Termination of your Continuous Service for any reason or no reason, with or without cause, including death or Disability, in which event the Repurchase

                                      7.
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Period shall commence on the date of termination of your Continuous Service (or in the case of a post-termination exercise of this option, the date of such exercise).

               (ii) You, your legal representative, or other holder of shares acquired upon exercise of this option attempts to sell, exchange, transfer, pledge, or otherwise dispose of any of the shares without prior written approval of the Company, in which event the Repurchase Period shall commence on the date the Company receives actual notice of such attempted sale, exchange, transfer, pledge or other disposition.

               (iii) The receivership, bankruptcy, or other creditor's proceeding regarding you or the taking of any of the shares by legal process, such as a levy of execution, in which event the Repurchase Period shall commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor's proceeding or the date of such taking, as the case may be, and the Fair Market Value of the shares shall be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

               (iv) A violation by you of any proprietary information, inventions, non-solicitation and/or non-competition agreements that exist between you and the Company.

          (d) The Company shall not exercise its Repurchase Right after the Listing Date as defined in the Plan, except it may do so after the Listing Date if there is a Repurchase Event described in Section 12(c)(iv) above. The Company shall not exercise its Repurchase Right for less than all of the shares without your consent, shall exercise its Repurchase Right only for cash or cancellation of purchase money indebtedness for the shares and shall give you written notice (accompanied by payment for the shares) within ninety (90) calendar days after the later of the Repurchase Event or a proper purchase of shares following such Repurchase Event.

          (e) The repurchase price for vested shares shall be equal to the shares' Fair Market Value at the time of the Repurchase Event, except for a Repurchase Event described in Section 12(c)(iv) above in which case the Company shall repurchase vested shares at a price equal to your exercise price for such shares as indicated in your Stock Option Grant Notice. In all events, the Company shall repurchase unvested shares at a price equal to your exercise price for those shares as indicated in your Stock Option Grant Notice.

          (f) To ensure that the shares subject to the Company's Repurchase Right will be available for repurchase, the Company may require you to deposit the certificate evidencing the shares that you purchase upon exercise of this option with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of this option, the Company reserves the right at any time to require you to so deposit the certificate in escrow. As soon as practicable after the expiration of this Repurchase Right, the agent shall deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company's exercise of its Repurchase Right, the notices required to be given to you shall be given to the escrow agent, and any

                                      8.
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payment required to be given to you shall be given to the escrow agent. Within thirty (30) days after payment by the Company for the shares, the escrow agent shall deliver the shares that the Company has purchased to the Company and shall deliver the payment received from the Company to you.

     13. Forfeiture Of Profits From Sale Of Option Shares. If you engage in any activity or conduct in violation of any proprietary information, inventions, non-solicitation and/or non-competition agreements that exist between you and the Company, you agree to pay to the Company in cash or a cash equivalent acceptable to the Company an amount equal to any profits you receive from the sale of the shares subject to this option, whether any such sale occurs during or after the period of your Continuous Service for the Company or before or after the conduct occurs that violates the terms of your agreements with the Company. The amount of your profits for these purposes will be calculated as the difference between the sale price for the shares and the price you paid to exercise the option. There shall be no offset from the amount you owe the Company for any tax liability you may have incurred as a result of the exercise of the option or the sale of the shares. You agree to make this payment to the Company no later than thirty (30) days after the date the Company requests payment. You also consent to a deduction from any amounts the Company owes you from time to time (including amounts owed to you as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to you by the Company) to the extent of the amount you are obligated to pay the Company under this Section. Whether or not the Company elects to make any set-off in whole or part, if the Company does not recover by means of set-off the full amount you owe it, you agree to pay the unpaid balance within the time period specified above.

     14. Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

     15.  Withholding Obligations.

          (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

          (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value,

                                      9.
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determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

          (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

     16. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     17. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                    * * * *

                                      10.